As filed with the Securities and Exchange Commission on
                       November 13, 1997


                                  Registration No. 333-37469


            SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549



                      AMENDMENT NO. 2

                             TO
                          FORM S-4
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933



                NATIONAL CITY BANCSHARES, INC.
   (Exact name of registrant as specified in its charter)



     INDIANA                  6711            35-1632155
 (State or other       (Primary Standard     (IRS Employer
 jurisdiction of            Industrial      Identification
 incorporation or         Classification        Number)
  organization)            Code Number)

                       227 Main Street
                        P.O. Box 868
               Evansville, Indiana  47705-0868
                       (812) 464-9677
      (Address, including zip code and telephone number,
             including area code, of Registrant's
                 principal executive offices)



                       ROBERT A. KEIL
                National City Bancshares, Inc.
                       227 Main Street
                        P.O. Box 868
                  Evansville, IN  47705-0868
                       (812) 464-9677
  (Name, address, including zip code, and telephone number, including area code, of agent for service)



                        Copies to:

David C. Worrell, Esq.                  Michael E. Williams, Esq.
Baker & Daniels                Krieg DeVault Alexander & Capehart
300 North Meridian Street                      One Indiana Square
Suite 2700                                             Suite 2800
Indianapolis, Indiana  46204         Indianapolis, Indiana  46204
(317) 237-0300                                     (317) 636-4341



Approximate   date  of  commencement  of  proposed  sale  of  the
securities to the public:

   As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with  the  formation of a holding company and there is compliance with General  Instruction  G,  check  the following
box. [    ]


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS


                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on November 13, 1997.

                       National City Bancshares, Inc.


                    By:  /s/ John D. Lippert
                      John D. Lippert, Chairman of the Board
                         and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                Date

/s/ John D. Lippert      Chairman of            November 13, 1997
  John D. Lippert         the Board,
                          Chief Executive
                          Officer and
                          Director
                          (Principal
                          Executive
                          Officer)


   Robert A. Keil *      President, Chief       November 13, 1997
   Robert A. Keil         Financial Officer
                          and Director
                          (Principal
                          Financial
                          Officer)

Michael F. Elliott*      Vice Chairman          November 13, 1997
Michael F. Elliott        and Director

   Harold A. Mann *      Secretary and          November 13, 1997
   Harold A. Mann         Treasurer
                          (Principal
                          Accounting
                          Officer)

 Janice L. Beesley*      Director               November 13, 1997
 Janice L. Beesley

   Susan R. Emge  *      Director               November 13, 1997
   Susan R. Emge

 Donald G. Harris *      Director               November 13, 1997
 Donald G. Harris

 Dr. H. Ray Hoops *      Director               November 13, 1997
 Dr. H. Ray Hoops

Ronald G. Reherman*      Director               November 13, 1997
Ronald G. Reherman

Lawrence R. Steenberg*   Director               November 13, 1997
Lawrence R. Steenberg

*By /s/ John D. Lippert  Director               November 13, 1997
       John D. Lippert
       Attorney-in-Fact

                        INDEX TO EXHIBITS

Exhibit
  No.                  Description

    2     Agreement and Plan of Merger dated August 6, 1997
           between the Registrant and Fourth First Bancorp., (incorporated by reference to Appendix A to the Proxy Statement/Prospectus included in this Registrant Statement).

   3(a)   Articles of Incorporation of the Registrant, as
           amended (incorporated by reference to Exhibit
           (3)(i) to Form 10-K for the year ending December
           31, 1996).

   3(b)   By-Laws of the Registrant, as amended
           (incorporated by reference to Exhibit 3(ii) to Form 10-K for the year ending December 31, 1994).

    5     Opinion of Baker & Daniels, counsel for
           Registrant, regarding legality of securities offered hereby.

    8     Opinion of Krieg DeVault Alexander & Capehart,
           counsel for FFB, regarding tax matters.

   10(a) Term Loan Agreement, dated as of June 26, 1996 between Twenty-One Southeast Third Corporation, the Registrant and The Northern Trust Company
           (incorporated by reference to Exhibit 10(a) to Form 10-Q for the period ending June 30, 1996).

   10(b) Incentive Stock Option Plan (incorporated by reference to Exhibit 10(b) to Form 10-Q for the period ending June 30, 1996).

   10(c) Incentive Stock Option Plan, First Amendment, dated as of December 18, 1996 (incorporated by reference to Exhibit 10(c) to Form 10-K for the year ending December 31, 1996).

   10(d) Incentive Stock Option Plan, Second Amendment, dated as of March 19, 1997 (incorporated by reference to Exhibit 10(d) to Form 10-K for the year ending December 31, 1996).

   10(e)  Supplemental Retirement Benefit Agreement between
           John D. Lippert and the Registrant (incorporated by reference to Exhibit 10(e) to Form 10-K for the year ending December 31, 1996).

   10(f)  Term Loan Agreement, First Amendment, dated as of
           January 31, 1997 (incorporated by reference to
           Exhibit 10(f) to Form 10-K for the year ending
           December 31, 1996).

    21    Subsidiaries of Registrant.

   23(a)* Consent of McGladrey & Pullen, LLP.

   23(b)* Consent of Gaither Rutherford & Co., LLP.

   23(c) Consent of Baker & Daniels - included in its opinion to be filed as Exhibit 5.

   23(d)  Consent of Krieg DeVault Alexander & Capehart.

    24    Power of Attorney - included on page II-5 of
           original filing.

    99    Form of FFB Proxy.


____________
* Filed with this amendment.